NYSE: CVA February 18, 2021 Fourth Quarter 2020 Earnings Conference Call

February 18, 2021 2 Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward- looking statements include, but are not limited to: the impact of the COVID-19 pandemic on our employees, business, and operations, or on the economy in general, including commercial and financial markets; our ability to identify opportunities and execute on strategies and transactions, including in connection with a strategic review of our business and including acquisitions, divestitures, and restructuring opportunities; seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities; our ability to renew or replace expiring contracts at comparable prices and with other acceptable terms; adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, tax laws, labor laws and healthcare laws; failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own; our ability to avoid adverse publicity or reputational damage relating to our business; advances in technology; difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; our ability to realize the benefits of long-term business development and bear the cost of business development over time; limits of insurance coverage; our ability to avoid defaults under our long-term contracts; performance of third parties under our contracts and such third parties' observance of laws and regulations; concentration of suppliers and customers; geographic concentration of facilities; increased competitiveness in the energy and waste industries; changes in foreign currency exchange rates; limitations imposed by our existing indebtedness, including limitations on strategic alternatives or transactions; our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; the scalability of our business; our ability to attract and retain talented people; failures of disclosure controls and procedures and internal controls over financial reporting; our ability to utilize net operating loss carryforwards; general economic conditions in the United States and abroad, including the availability of credit and debt financing; and other risks and uncertainties affecting our business described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC. Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to future periods are as of February 18, 2021. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Discussion of Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in this release, are not intended as a substitute or as an alternative to net income or cash flow provided by operating activities as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition or divestiture candidates, and highlight trends in the overall business. Note: Throughout this presentation, certain amounts may not total due to rounding.

February 18, 2021 3 CEO Update

February 18, 2021 4 Business and Operations Update

February 18, 2021 5 Commitment to Sustainability

February 18, 2021 6 Revenue: 2020 vs. 2019 1. Includes waste and service revenue, energy and metals volume, metals processing, wholesale energy load serving, and plant operating costs. 2. Energy price includes capacity payments and bundled RECs. (Unaudited)

February 18, 2021 7 Adjusted EBITDA: 2020 vs. 2019 (Unaudited) 1. Includes waste and service revenue, energy and metals volume, metals processing, wholesale energy load serving, and plant operating costs. 2. Energy price includes capacity payments and all RECs.

February 18, 2021 8 Free Cash Flow: 2020 vs. 2019 1. Includes capital type expenditures at client owned facilities. (Unaudited)

February 18, 2021 9 Adjusted EBITDA: 2021E vs. 2020 1. Includes waste and service revenue, energy and metals volume, metals processing, wholesale energy load serving, plant operating costs and overhead. 2. Energy price includes capacity payments and all RECs. (Unaudited)

February 18, 2021 10 (Unaudited) Free Cash Flow: 2021E vs. 2020 1. Includes capital type expenditures at client owned facilities.

February 18, 2021 11 Capital Allocation (Unaudited, in millions) FY 2020 FY 2019 FY 2021 Estimate Free Cash Flow $95 $140 $100 - $140 Domestic growth investments (14) (39) (5) International growth investments (20) (17) (15) Total growth investments (33) (56) (20) Proceeds from asset sales (1) 15 28 - Dividends paid (89) (133) (43) Cash flow available for debt reduction $(12) $(21) $40 - $80 Note: 2021 outlook for asset sales to be updated as transactions are announced and completed. 1. Includes gross cash received for sales and premiums/development fees received for development projects.

February 18, 2021 12 (Face value; unaudited, in millions) December 31, 2020 December 31, 2019 December 31, 2018 Cash and cash equivalents $55 $37 $58 Corporate debt: Secured $691 $659 $671 Unsecured 1,744 1,744 1,694 Total corporate debt $2,435 $2,403 $2,365 Project debt 123 131 150 Total debt $2,558 $2,534 $2,515 Net debt (1) $2,499 $2,483 $2,438 Stockholders’ equity $310 $376 $487 Credit Ratios: Consolidated leverage ratio (1) 6.2x 6.1x 5.6x Senior Credit Facility Leverage Ratio (2) 2.0x 2.2x 2.2x Capitalization Summary 1. Consolidated Leverage Ratio is equal to net debt, calculated as total principal amount of debt outstanding less cash and cash equivalents, debt service principal-related restricted funds ($2 million at December 31, 2020) and escrowed construction financing proceeds ($2 million at December 31, 2020), divided by Adjusted EBITDA, excluding Dublin project proportional Adjusted EBITDA but including dividends from the Dublin project. 2. Leverage ratio as calculated for senior credit facility covenant. Effectively represents leverage at Covanta Energy, LLC and subsidiaries and ratio is pro forma for acquisitions.

February 18, 2021 13 UK / Ireland Project Update Notes: Investments and financial outlook are based on forward curve for foreign exchange of USD/GBP of ~$1.37 and USD/EUR of ~$1.22. Proportional, unconsolidated, non-recourse project debt to total ~$650 million representing debt balance at Dublin of $230 million at 12/31/20 plus projected fully funded amounts to complete construction of UK projects.

February 18, 2021 14 Appendix

Waste Update

(Unaudited)

- **FY 2020 revenue drivers vs. FY 2019:**
  - Same store WtE tip fee revenue:
    - Price up $16 million (3%)
    - Volume down $1 million
    - WtE profiled waste revenue increased by 3%
  - Service fee revenue flat year-over-year
  - Environmental services revenue lower by 3% with improved profitability
- **Trends and outlook:**
  - Same store WtE tip fee pricing to improve by 3% to 5%
    - CPI likely to be muted
    - Re-contracting activity to benefit from market tightness in key regions
    - Improved mix given stabilization of broader economy and growth in profiled waste
  - Service fee revenue to improve from increased client waste processed

(in millions, except price)	2020A	2019A	2021E
Waste & Service Revenue:			
WtE tip fees	$651	$638	$670 - $695
WtE service fees	466	466	480 - 490
Environmental services	136	140	145
Municipal services	242	231	240 - 245
Other	37	34	25
Intercompany	(120)	(116)	(120)
Total	**$1,412**	**$1,393**	**$1,440 - $1,480**
WtE Tons: (1)			
Tip fee contracted	8.7	8.8	8.9 - 9.1
Tip fee uncontracted	2.1	2.0	1.8
Service fee	10.4	10.7	10.5 - 10.6
Total	**21.1**	**21.5**	**21.2 - 21.5**
WtE Tip Fee Revenue/Ton:			
Contracted	$54.92	$53.69	
Uncontracted	$83.91	$82.61	
Average Tip Fee	**$60.57**	**$59.08**	**$62.50 - $63.50**

1. Excludes liquid waste.

*Assumes no material operational disruptions due to COVID-19

15 February 18, 2021

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update

(Unaudited)

- **FY 2020 revenue drivers vs. FY 2019:**
  - Same store WtE energy sales:
    - Price down $9 million (3%)
    - Volume up $4 million (2%) due to higher turbine availability in 2020
  - 2020 included new wholesale load serving contracts and bundled REC sales

- **Trends and outlook:**
  - 2021 spot prices modestly higher than 2020
  - Additional wholesale load serving revenue reflects full year impact of contracts won in 2020
  - Hedge activity:
    - 15% exposed on energy sales revenue in 2021
    - 0.8 million MWh already hedged for 2022
  - No meaningful power contract transitions until a steam contract ends in 2025

(in millions, except price)	2020A	2019A	2021E
Energy Revenue:			
Energy sales	$266	$273	$250 - $270
Capacity	41	44	40
Load serving & other [(1)]	51	12	60
Total	**$357**	**$329**	**$350 - $370**
MWh Sold:			
Contracted	2.0	2.1	2.0 - 2.1
Hedged [(2)]	3.8	3.0	2.9
Market	0.6	1.3	1.4 - 1.5
Total	**6.5**	**6.4**	**6.3 - 6.5**
Revenue per MWh: [(3)]			
Contracted	$67.90	$65.80	$67
Hedged [(2)]	$30.51	$34.29	$32
Market	$19.83	$26.31	$17 - $29
Average	**$41.24**	**$42.81**	**$40 - $42**

1. Primary components are wholesale energy load serving revenue not included in Energy sales line, such as transmission and ancillaries, and for 2020 / 21, RECs sold bundled with energy.
2. Hedged MWhs and revenue includes hedge from wholesale energy load serving.
3. Excludes capacity and other energy revenue.

16 February 18, 2021

*Assumes no material operational disruptions due to COVID-19

COVANTA
Powering Today. Protecting Tomorrow.

February 18, 2021 17 Long-term Outlook: Energy Detail (Unaudited, in millions, except price) 2019A 2020A 2021E 2022E 2023E 2024E 2025E MWh Sold – CVA Share: Contracted 2.1 2.0 2.0 2.1 2.1 2.1 1.9 Hedged (1) 3.0 3.8 2.9 0.8 0.2 - - Market 1.3 0.6 1.5 3.6 4.3 4.5 4.6 Total MWh Sold 6.4 6.5 6.4 6.6 6.6 6.5 6.5 Market Sales (MWh) by Geography: PJM East 0.6 0.1 0.7 2.0 2.6 2.7 2.7 NEPOOL 0.3 0.1 0.3 1.0 1.2 1.2 1.1 NYISO 0.1 0.1 0.2 0.2 0.2 0.2 0.3 Other 0.3 0.3 0.3 0.4 0.4 0.4 0.4 Total Market Sales 1.3 0.6 1.5 3.6 4.3 4.5 4.6 Revenue per MWh: (2) Contracted $65.8 $67.90 $67 Hedged (1) $34.29 $30.51 $32 Market $26.31 $19.83 $23 Average Revenue per MWh $42.81 $41.24 $41 Capacity Revenue (3) $44 $41 $40 *Assumes no material operational disruptions due to COVID-19 Note: hedged generation as presented above reflects only existing hedges. 1. Hedged MWhs and revenue per MWh includes hedge from wholesale energy load serving. 2. Excludes capacity and other energy revenue. 3. Capacity revenue is approximate, includes bilateral agreements and only represents full year periods in which auctions have already settled.

Recycled Metals Update

- **FY 2020 revenue drivers vs. FY 2019:**
  - Ferrous:
    - Realized pricing down $2 million (5%)
    - Same store volume up $4 million by 8%
  - Non-ferrous:
    - Realized pricing down $5 million (12%)
    - Same store volume down $1 million (3%)

- **Trends and outlook:**
  - Metal prices showing improvement on industrial recovery, limited scrap supply and increased structural demand for recycled products
    - HMS index at $360 per ton in February
    - Old Cast index at $0.64 per pound in February
  - TAPS remains in commissioning phase
    - Metal recovery rates and produced aggregate quality in line with expectations
    - Focus is on increasing production

(Unaudited)

($ in millions, except price; tons in thousands)	2020A	2019A	2021E
Metals Revenue:			
Ferrous	$47	$46	$60 - $70
Non-ferrous	34	40	45 - 55
Total	**$81**	**$86**	**$105 - $125**
Tons Recovered:			
Ferrous	457	424	450 - 460
Non-ferrous	48	51	50 - 55
Tons Sold:			
Ferrous	402	370	390 - 400
Non-ferrous	32	34	32 - 37
Revenue per Ton Sold:			
Ferrous	$117	$123	$145 - $185
Non-ferrous	$1,054	$1,184	$1,350 - $1,450
Average HMS index price (1)	$233	$252	$275 - $350
Average Old Cast Aluminum (2)	$0.41	$0.42	$0.55 - $0.60

1. 2020 and 2019 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market.
2. 2020 and 2019 average Old Cast Aluminum Scrap ($ / pound) as published by American Metal Market.

*Assumes no material operational disruptions due to COVID-19

18 February 18, 2021

COVANTA
Powering Today. Protecting Tomorrow.

February 18, 2021 19 • FY 2020 drivers vs. FY 2019: ▪ 2020 maintenance higher than prior year as expected due to planned outage schedule and COVID impacts ▪ COVID-19 cost impacts: ◦ $7 million higher costs for plant safety ◦ $24 million savings from cost reduction efforts including impact to G&A ◦ Reduced variable costs for environmental services ▪ Other plant operating expenses impacted by additional wholesale load serving costs • Trends and outlook: ▪ 2021 maintenance capital to moderate with reduced number of large discrete capital projects ▪ Other plant operating expense to reflect: ◦ Impact of comparison to 2020 pandemic related cost reduction efforts ◦ Increased costs for medical benefit utilization and property insurance premiums ◦ Growth in wholesale load serving Maintenance and Operating Expenses (in millions) FY 2020 FY 2019 2021E Plant Maintenance Expense: WtE $314 $299 $310 - $320 Other 12 9 Total $326 $308 Maintenance Capex: WtE $149 $96 $110 - $120 Other 11 10 10 - 15 Total $160 $106 $120 - $135 Total WtE Maintenance Spend $463 $395 $420 - $440 Other Plant Operating Expense: WtE $748 $729 Other 347 333 Total $1,094 $1,063 Other Operating Expense $52 $64 (Unaudited) *Assumes no material operational disruptions due to COVID-19

February 18, 2021 20 Non-GAAP Reconciliation: Adjusted EBITDA Q4 Full Year (Unaudited, in millions) 2020 2019 2020 2019 2018 Net income (loss) $12 $12 $(28) $10 $152 Depreciation and amortization expense 56 56 224 221 218 Interest expense 33 35 133 143 145 Income tax benefit (12) (1) (18) (7) (29) Impairment charges — (1) 19 2 86 Net gain on sale of business and investments (17) — (26) (49) (217) Loss on extinguishment of debt — — 12 — 15 Property insurance recoveries, net (1) — (1) — (18) Loss on asset retirements 1 1 3 4 1 Accretion expense — — 2 2 2 Business development and transaction costs — — 1 2 3 Severance and reorganization costs 3 2 5 13 5 Stock-based compensation expense 10 5 29 25 24 Adjustments to reflect Adjusted EBITDA from unconsolidated investments (2) 6 7 24 25 23 Capital type expenditures at client owned facilities (1) 12 6 36 34 37 Other — 3 9 3 10 Adjusted EBITDA $103 $125 $424 $428 $457 1. Adjustment for impact of adoption of FASB ASC 853 – Service Concession Arrangements. . 2. Adjustment beginning in 2018 to equity in income from unconsolidated investments to adjust for the proportional impact of depreciation & amortization, interest expense, and taxes at the unconsolidated subsidiary (Proportional Adjusted EBITDA).

Non-GAAP Reconciliation: Adjusted EBITDA and Free Cash Flow

(Unaudited, in millions)	Q4 2020	Q4 2019	Full Year 2020	Full Year 2019	Full Year 2018	Full Year Estimated 2021
Adjusted EBITDA	**$103**	**$125**	**$424**	**$428**	**$457**	**$435 - $465**
Cash paid for interest, net of capitalized interest	(8)	(29)	(112)	(152)	(136)	(125)
Cash refunded (paid) for taxes, net	7	—	4	(5)	(2)	(5)
Capital type expenditures at client owned facilities [1]	(12)	(6)	(36)	(34)	(37)	(35)
Equity in net income from unconsolidated investments	(1)	(2)	(4)	(6)	(6)	(5)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments [2]	(6)	(7)	(24)	(25)	(23)	(30)
Dividends from unconsolidated investments	6	4	9	9	13	10
Adjustment for working capital and other	(26)	29	(7)	11	(28)	5 - (15)
Net cash provided by operating activities	**$63**	**$114**	**$254**	**$226**	**$238**	**$230 - $260**
Changes in restricted funds - operating [3]	1	2	1	20	4	-
Maintenance capital expenditures	(53)	(25)	(160)	(106)	(142)	(120) - (135)
Free Cash Flow	**$11**	**$91**	**$95**	**$140**	**$100**	**$100 - $140**

1. Adjustment for impact of adoption of FASB ASC 853 – *Service Concession Arrangements*.
2. Adjustment beginning in 2018 to reconcile equity in income from unconsolidated investments to proportional Adjusted EBITDA.
3. Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents, and restricted funds provided by operating activities.

21 February 18, 2021

COVANTA
Powering Today. Protecting Tomorrow.

February 18, 2021 22 Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities, plus changes in restricted funds - operating, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criteria of liquidity and for performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the year ended months ended December 31, 2020 and 2019 reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity's depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity's operating performance. in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the year ended months ended December 31, 2020 and 2019, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Our projections of the proportional contribution of our interests in the Joint Venture to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2020 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.